As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0595345
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated 2019 Omnibus Equity Incentive Plan

(Full title of the plan)

Joseph E. Payne

Chief Executive Officer

Arcturus Therapeutics Holdings Inc.

10628 Science Center Drive, Suite 250

San Diego, California 92121

(858) 900-2660

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Jeffrey A. Baumel, Esq.

Ilan Katz, Esq.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share reserved for issuance pursuant to the Amended and Restated 2019 Omnibus Equity Incentive Plan	2,400,000	$52.73 (2)	$126,552,000	$16,427
Total	2,400,000	$52.73 (2)	$126,552,000	$16,427

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2019 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on August 3, 2020.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,400,000 shares of its common stock, issuable to eligible persons under the Amended and Restated 2019 Omnibus Equity Incentive Plan, which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed on June 21, 2019 (File No. 333-232272) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of common stock issuable under the Amended and Restated 2019 Omnibus Equity Incentive Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Certificate of Incorporation of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)

4.2	Bylaws of Arcturus Therapeutics Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-238139), filed with the SEC on May 8, 2020)

4.3*	Amended and Restated 2019 Omnibus Equity Incentive Plan

5.1*	Opinion of Dentons US LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.3*	Consent of Dentons US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this registration statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 4, 2020 .

ARCTURUS THERAPEUTICS HOLDINGS INC.

By:	/s/ Joseph E. Payne
Name:	Joseph E. Payne
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Arcturus Therapeutics Holdings Inc., hereby severally constitute and appoint Joseph E. Payne and Dr. Padmanabh Chivukula, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph E. Payne	President, Chief Executive Officer and Director	August 4, 2020
Joseph E. Payne	(principal executive officer)

/s/ Dr. Padmanabh Chivukula	Chief Scientific Officer,	August 4, 2020
Dr. Padmanabh Chivukula	Chief Operating Officer and Secretary

/s/ Dr. Peter Farrell	Chairman of the Board	August 4, 2020
Dr. Peter Farrell

/s/ Andy Sassine	Director, Chief Financial Officer	August 4, 2020
Andy Sassine	(principal financial officer)

/s/ Dr. Magda Marquet	Director	August 4, 2020
Dr. Magda Marquet

/s/ James Barlow	Director	August 4, 2020
James Barlow

/s/ Dr. Edward Holmes	Director	August 4, 2020
Dr. Edward Holmes

/s/ Karah Parschauer	Director	August 4, 2020
Karah Parschauer

/s/ Keith C. Kummerfeld	Vice President of Finance and Corporate Controller	August 4, 2020
Keith C. Kummerfeld	(principal accounting officer)